Exhibit 99.1

Rami Efrati, Former VP Business Development and Marketing for NICE SYSTEMS' Government Division, Joins BrainStorm As CEO

NEW YORK & PETACH TIKVAH, Israel—October 12, 2007--BrainStorm Cell Therapeutics Inc. (OTCBB:BCLI), a leading developer of adult stem cell technologies and therapeutics, today announced the appointment of Rami Efrati as CEO. The addition of Efrati to Brainstorm's team provides strong management skills that were important to the future success of Brainstorm. Efrati's appointment is paramount as Brainstorm approaches the crucial clinical phases of its research; at the same time the company is ramping up for its pre IND FDA approval process as indicated through the recent addition of key advisors with substantial FDA experiences.

"Serving as CEO of BrainStorm is an opportunity for me to drive the company from its development phase to a successful and mature company," Mr. Efrati said. "BrainStorm is an innovative enterprise with world-class scientists who have already achieved remarkable preclinical results using autologous, adult-stem cell-derived therapies."

"We are very excited to have Rami join as our CEO. He will, with G-d's help, provide substantial insight to BrainStorm by leveraging his vast management experience and visionary leadership," commented Chaim Lebovits, President of BrainStorm. "Our company is fortunate to attract this talented and experienced specialist who will add his knowledge of the technology sector to our renowned team of scientists, medical experts and FDA consultants."

Rami Efrati brings with him extensive management experience as well as worldwide business development, marketing and sales capabilities. As a former commander of technological and operational elite units and a retired Colonel of the Israeli Defense Forces for over 28 years, Mr. Efrati received a special award for Creative Thinking.

Prior to joining BrainStorm, Efrati served as VP sales, business development and marketing for NICE SYSTEMS (NASDAQ:NICE - News) government project division for seven years.

Mr. Efrati is one of the founders and CEO of TeleFlight Technologies, a technological company specializes in research and development of micro electronics solutions that is mainly oriented for unmanned systems.

Rami is also a LION'S member and serves the community as President of Givatayim Lions Club. Prior to that he was in charge of the international relations and cooperation of LIONS Israel.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is an emerging company developing adult stem cell therapeutic products, derived from autologous (self) bone marrow cells, for the treatment of neurodegenerative diseases. The NurOwn(TM) patent pending technology is based on discoveries made by the scientific team led by prominent neurologist Professor Eldad Melamed, Head of Neurology at Rabin Medical Center, and expert cell biologist Dr. Daniel Offen, Head of the Neuroscience Laboratory at the Felsenstein Medical Research Center of Tel-Aviv University. The technology allows for the differentiation of bone marrow-derived stem cells into functional neurons and astrocytes, as demonstrated in animal models. The Company holds rights to develop and commercialize the technology through an exclusive, worldwide licensing agreement with Ramot at Tel Aviv University Ltd., the technology transfer company of Tel-Aviv University. The Company's initial focus is on Parkinson's and ALS diseases, although its technology has promise for treating several others diseases including MS, Huntington's disease and stroke.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements, including BrainStorm's ability to complete its equity financing transactions previously disclosed. The potential risks and uncertainties include, among others, risks associated with BrainStorm Cell Therapeutics Inc.'s limited operating history, history of losses and expectation to incur losses for the foreseeable future; dependence on its license to Ramot's technology; ability, together with its licensor, to adequately protect the NurOwn(tm) technology; dependence on key executives and on its scientific consultants; ability to identify, negotiate and successfully implement strategic partnering relationships; ability to complete clinical trials successfully and to obtain required regulatory approvals; competition with companies, some of which have greater resources and experience in developing and obtaining regulatory approval for treatments in BrainStorm Cell Therapeutics Inc.'s market; the limited public trading market for BrainStorm Cell Therapeutics Inc.'s stock which may never develop into an active market; and other factors detailed in BrainStorm Cell Therapeutics Inc.'s annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and other filings with the Securities and Exchange Commission available at http://www.sec.gov/ or by request to the Company. The Company does not undertake any obligation to update forward-looking statements made by us.

Contact:
5W Public Relations
Alyssa Miller, 212-999-5585
amiller@5wpr.com